UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2008
UCBH Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24947	94-3072450

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Montgomery Street
San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 315-2800
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On March 5, 2008, UCBH Holdings, Inc., a Delaware corporation registered under the Bank Holding Company Act of 1956, as amended (the “Company”), and its rights agent, Mellon Investor Services LLC, entered into Amendment No. 1 to Rights Agreement (the “Rights Amendment”). The Rights Amendment amends the definition of the “Acquiring Person” as defined in the Company’s Rights Agreement, dated as of January 28, 2003 (the “Rights Agreement”) so that China Minsheng Banking Corp., Ltd., a Chinese joint stock commercial bank (“Minsheng”) shall not be deemed “Acquiring Person” under the Rights Agreement as a result of Minsheng’s purchases of common stock of the Company and exercises of anti-dilution and other rights pursuant to and in accordance with the terms of the Investment Agreement (the “Investment Agreement”) and the Investor’s Rights and Standstill Agreement (the “Investor’s Rights Agreement”), both of which were entered into between the Company and Minsheng as of October 7, 2007. Copies of the Investment Agreement and the Investor’s Rights Agreement are filed as exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K. The Rights Amendment is filed as Exhibit 4.1 to this Current Report on Form 8-K.
     Also on March 5, 2008, the Company and Minsheng completed the initial closing under the Investment Agreement (the “Initial Closing”) and entered into a Voting Agreement (the “Voting Agreement”). As the result of the Initial Closing, Minsheng owns approximately 5.4 million shares, constituting approximately 4.9% of UCBH’s outstanding common stock on the date of the Initial Closing. Under the Voting Agreement, Minsheng agrees to vote the shares of the Company it owns (the “Shares”) in favor of persons nominated and recommended by the board of directors of the Company (the “Board”) as directors of the board and against any person nominated for election as a director by any other person, except for persons designated by Minsheng for nomination to the Board pursuant to the Investor’s Rights Agreement. The Investor’s Rights Agreement provides that following the Initial Closing, Minsheng will recommend one person to be appointed to the Board of Directors of the Company in a newly created board seat, and if Minsheng’s ownership of the Company’s common stock is increased to 20.0% by mutual agreement, Minsheng will have the right to recommend a second person to be appointed in another newly created board seat. Under the Voting Agreement, Minsheng also agrees to vote the Shares as directed by the Board except under certain circumstances enumerated in the Voting Agreement.
     The Voting Agreement will terminate on the earliest of (i) the date when Minsheng no longer owns any Shares, (ii) the October 7, 2010 expiration of the standstill period as set forth in the Investor’s Rights Agreement or (iii) the termination of the Investment Agreement by Minsheng as a result of a material breach of the Investment Agreement by the Company. The Voting Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K.
ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS
     Reference is made to the information set forth in Item 1.01 above, with respect to an amendment of the Rights Agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits

Exhibit Number	Description

4.1	Amendment No. 1 to Rights Agreement dated March 5, 2008 by and between UCBH Holdings, Inc. and Mellon Investor Services LLC

10.1	Investment Agreement dated October 7, 2007 by and between UCBH Holdings, Inc. and China Minsheng Banking Corp., Ltd.

10.2	Investor’s Rights and Standstill Agreement dated October 7, 2007 by and between UCBH Holdings, Inc. and China Minsheng Banking Corp., Ltd.

10.3	Voting Agreement dated March 5, 2008 by and between UCBH Holdings, Inc. and China Minsheng Banking Corp., Ltd.

99.1	UCBH Holdings, Inc.’s press release of March 5, 2008 announcing the completion of the Initial Closing (as defined above)
(This Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2008	By:	/s/ Jonathan H. Downing
Jonathan H. Downing
Executive Vice President and Chief Financial Officer